As filed with the Securities and Exchange Commission on November 7, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Smart Balance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2949397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

115 West Century Road – Suite 260

Paramus, New Jersey 07652
(201) 568-9300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Norman Matar
115 West Century Road – Suite 260

Paramus, New Jersey 07652

(201) 568-9300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip Richter
Michael A. Levitt
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee (1)
Common Stock, par value $0.0001 per share
Preferred Stock, par value $0.0001 per share
Senior Debt Securities and Subordinated Debt Securities (collectively, “Debt Securities”)
Warrants
Subscription Rights

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act the registrant is deferring payment of all of the registration fee.

Smart Balance, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights

Smart Balance, Inc. may offer to sell under this prospectus, from time to time, shares of common stock, preferred stock, senior or subordinated debt securities and warrants and subscription rights to purchase any of the other securities that may be sold by us under this prospectus. We refer to our common stock, our preferred stock, our debt securities, our warrants and our subscription rights collectively as “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for our other securities. In addition, this prospectus may be used to offer securities for the account of persons other than us. The names of and other information regarding any selling security holders will be included in prospectus supplements which we will file in the future to the extent required.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. If any debt securities issued hereunder are to be guaranteed by any of our subsidiaries, we will file a post-effective amendment to this registration statement which will register the guarantees to be issued by our subsidiaries.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “SMBL.”

Investing in our securities involves risks. See “Risk Factors” on page 3. You should also carefully consider the risk factors described in any accompanying prospectus supplement and any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2012.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

THE COMPANY	2

RISK FACTORS	3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

USE OF PROCEEDS	4

RATIO OF EARNINGS TO FIXED CHARGES	5

SELLING SECURITY HOLDERS	6

GENERAL DESCRIPTION OF SECURITIES	7

DESCRIPTION OF CAPITAL STOCK	8

DESCRIPTION OF DEBT SECURITIES	11

DESCRIPTION OF WARRANTS	19

DESCRIPTION OF SUBSCRIPTION RIGHTS	21

PLAN OF DISTRIBUTION	22

LEGAL MATTERS	24

EXPERTS	24

INCORPORATION BY REFERENCE	24

WHERE YOU CAN FIND MORE INFORMATION	25

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. By using a shelf registration statement, we and/or certain selling security holders may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. No limit exists on the aggregate amount of the securities we may sell pursuant to the registration statement. As of the date of this prospectus, our board of directors has authorized the sale of up to $500.0 million of securities. However, in the future, our board of directors may increase the total dollar amount of securities available for sale. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, all references to the “Company,” “Smart Balance,” “we,” “us” and “our” refer to Smart Balance, Inc., a Delaware corporation, and its consolidated subsidiaries. The term “you” refers to a prospective investor. Our principal executive offices are located at 115 West Century Road – Suite 260, Paramus, New Jersey 07652. We recently announced our intention to change our corporate name to Boulder Brands, Inc. and relocate our principal executive offices to Boulder, Colorado. Our telephone number is (201) 568-9300.

THE COMPANY

We are a leading marketer of functional food products primarily under the Smart Balance®, Earth Balance® and Bestlife™ trademarks. Our products are sold in mass merchandise, grocery, natural food, and club stores throughout the U.S. and Canada, with a majority of products sold through supermarket chains and food wholesalers. Our core products include buttery spreads, enhanced milks, peanut butter, cooking oil and mayonnaise, offered under the Smart Balance® and Bestlife™ brands and similar natural and organic products sold under the Earth Balance® trademark. We expanded into the gluten-free category through our acquisition of Glutino in August 2011. Glutino is a leading manufacturer and marketer of innovative, gluten-free foods sold under the Glutino® and Gluten-Free Pantry® brands.  Glutino offers a wide range of shelf-stable and frozen gluten-free products, including snack foods, frozen baked goods, frozen entrees and baking mixes.

On July 2, 2012, we acquired Udi’s from its majority unit holder Hubson Acquisition, LLC, an affiliate of E&A Industries based in Indianapolis, the family of founder Ehud Baron, and other minority unit holders.  Based in Denver, CO, Udi’s markets gluten-free products under the “Udi’s Gluten Free Foods” brand in the retail market and since mid-2011, food service channels.  Udi’s is a leading brand in gluten-free bread and baked goods.  In addition, Udi’s markets other gluten-free products including frozen pizza and granola.

We primarily outsource production of finished goods to third-party manufacturers.  Glutino currently has one leased manufacturing facility in Canada dedicated to the manufacturing of gluten-free products. Udi’s currently has three leased manufacturing facilities in Denver, CO dedicated to the manufacturing of gluten-free products.

Our corporate vision is to create a health and wellness innovation platform that builds brands targeted to highly motivated consumer needs. These “need states” include heart-health, gluten-free diets, plant-based diets, and weight management. Our health and wellness platform achieves this goal by offering products which eliminate “bad” ingredients (such as trans fats and gluten) or by adding “good” ingredients (such as Omega-3s and plant sterols), or a combination of both.

2

RISK FACTORS

You should carefully consider the risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), before deciding to invest in any of our securities. See “Incorporation By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus that are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include the use of the words “expect,” “anticipate,” “plan,” “intend,” “project,” “may,” “believe” and similar expressions. Forward-looking statements speak only as of the date they are made, and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations, changes in financial condition, changes in general economic or business conditions, changes in estimates, expectations or assumptions, or circumstances or events arising after the filing of this prospectus. Actual results may differ materially from such forward-looking statements for a number of reasons, including those risks and uncertainties set forth in “Risk Factors,” and the Company's ability to:

•	maintain and grow those revenues derived from our Smart Balance® buttery spread products from which we generate a substantial portion of our revenues;
•	maintain margins during periods of commodity cost fluctuations;
•	introduce and expand distribution of our new products;
•	meet marketing and infrastructure needs;
•	respond to changes in consumer demand;
•	respond to adverse publicity affecting the Company or industry;
•	maintain our performance during difficult economic conditions;
•	comply with regulatory requirements;
•	maintain existing relationships with and secure new customers;
•	continue to rely on third party distributors, manufacturers and suppliers;
•	successfully integrate and operate the Glutino and Udi's Healthy Foods, LLC businesses and realize the expected benefits of the Glutino and Udi's Healthy Foods, LLC acquisitions;
•	operate outside of the U.S.;
•	successfully maintain relationships with the co-packers for our products;
•	grow net sales in a competitive environment and with increasingly price sensitive consumers; and
•	maintain volume in light of price increases stemming from rises in commodity costs.

3

USE OF PROCEEDS

We will disclose the use of proceeds from any offering of securities by us in a prospectus supplement. We will not receive any proceeds from any sales of securities by selling security holders. See “Selling Security Holders.”

4

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our historical ratio of earnings to fixed charges for the six months ended June 30, 2012 and for each accounting period during the five year period ended December 31, 2011. We have presented a ratio of earnings to combined fixed charges and preferred stock dividends only for the year ended December 31, 2007 because we did not have preferred stock outstanding during any other period presented. Therefore, our ratio of earnings to combined fixed charges and preferred stock dividends for all periods other than for the year ended December 31, 2007 is equivalent to our ratio of earnings to fixed charges.

For purposes of this table: (a) earnings have been based on income (loss) from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of interest and amortization and write-off of debt expense, the estimated interest portion of rents, and preferred dividend requirements.

						Six Months
						Ended
	Year Ended December 31,					June 30,
	2007	2008	2009	2010	2011	2012

Ratio of Earnings to Fixed Charges	(a)	(a)	1.89	(a)	6.36	4.65

(a)	Earnings (loss) before income taxes and fixed charges for the years ended December 31, 2007, 2008, and 2010 were inadequate to cover fixed charges for the periods by $102,413, $10,531, and $121,355, respectively.

5

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

6

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, from time to time:

•	shares of our common stock, par value $0.0001 per share;

•	shares of our preferred stock, par value $0.0001 per share;

•	debt securities, in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	subscription rights to purchase any of the other securities that may be sold under this prospectus;

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue preferred stock or debt securities that are convertible into or exercisable or exchangeable for or common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities. In addition, if any debt securities issued hereunder are to be guaranteed by any of our subsidiaries, we will file a post-effective amendment to this registration statement which will register the guarantees to be issued by our subsidiaries.

In addition, certain selling security holders may sell any of the securities described in this prospectus.

7

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors. As of the date of this prospectus, there are 59,489,049 outstanding shares of common stock and no outstanding shares of preferred stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by our restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board of directors. Holders of our common stock are entitled to share ratably in our net assets upon our liquidation or winding up after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our capital stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more series of preferred stock without stockholder approval. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors is authorized from time to time to adopt resolutions to issue one or more series of preferred stock, designate the series, establish the number of shares constituting any series, change the number of shares constituting any series, and provide or change the voting powers, special and relative rights and preferences, and any qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

One of the effects of undesignated preferred stock may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	decreasing the market price of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Limitation on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. In addition, our restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our board of directors has approved a form of indemnification agreement for our directors and officers. Each of our current directors and officers has entered into, and we expect that our future directors and officers will enter into, indemnification agreements substantially in that form. We also maintain directors and officers insurance.

8

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law regulates business combinations by Delaware corporations subject to this law. A corporation subject to this law may not engage in a business combination with a stockholder who, together with its affiliates and associates, owns 15% or more of the outstanding voting stock of the corporation, which we refer to as an “interested stockholder,” for a period of three years after the time at which the stockholder became an interested stockholder unless, prior to this time the board of directors of the corporation, at a meeting at which a quorum is present, approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, or the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Our restated certificate of incorporation provides that we are not subject to 203 of the Delaware General Corporation Law.

Removal of Directors; Vacancies; Ability to Call Special Meetings

Our restated certificate of incorporation and amended and restated bylaws provide that any director or the entire board of directors may be removed with or without cause at a special meeting of stockholders called for this purpose by the affirmative vote of at least 66⅔% of the issued and outstanding shares of common stock that are present or represented at the special meeting. Our restated certificate of incorporation and amended and restated bylaws also provide that any vacancies on our board of directors shall be filled by the affirmative vote of a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Our restated certificate of incorporation also provides that any such vacancy may be filled at a special meeting of stockholders called for this purpose by the affirmative vote of at least 66⅔% of the issued and outstanding shares of common stock that are present or represented at the special meeting. Our amended and restated bylaws provide that special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of the directors present at any meeting at which a quorum is present, the chairman of our board of directors or our Chief Executive Officer. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Voting

The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control.

Action by Written Consent

Our restated certificate of incorporation and amended and restated bylaws provide that no stockholder action can be taken by written consent of the stockholders.

Amending Our Certificate of Incorporation and Bylaws

Our restated certificate of incorporation provides that our certificate of incorporation may be amended by the affirmative vote of at least 75% of the voting power of all of our outstanding shares of voting stock then entitled to vote generally in the election of directors. In addition, our restated certificate of incorporation and amended and restated bylaws provide that our bylaws may not be amended, modified or repealed by our stockholders, and no new bylaws may be adopted by our stockholders, unless approved by the affirmative vote of holders of at least 75% of the issued and outstanding shares of our common stock. Our restated certificate of incorporation and our amended and restated bylaws provide that our bylaws may be amended, altered or repealed by our board with the affirmative vote of at least 75% of the entire board of directors.

9

Advance Notice Provisions for Stockholders

In order to nominate directors to our board of directors or bring other business before an annual meeting of our stockholders, a stockholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than the 90th calendar day, and no earlier than the 120th calendar day, prior to the anniversary date of the previous year’s annual meeting of stockholders, subject to certain exceptions contained in our amended and restated bylaws. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting or the annual meeting is called for a date that is not within 30 calendar days before or after such anniversary date, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary of the Company no later than the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “SMBL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

10

DESCRIPTION OF DEBT SECURITIES

General

The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indentures, forms of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

The debt securities offered by this prospectus will be issued under one of two separate indentures between us and Wells Fargo Bank, National Association, as Trustee. The senior debt securities indenture and the subordinated debt securities indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” To the extent the debt securities of a series are to be guaranteed by any of our subsidiaries, the guarantors will become parties to the indenture as well. The debt securities will be obligations of the Company and will be either senior, senior subordinated or subordinated debt. We have summarized selected provisions of the indentures and the debt securities below.

We may issue debt securities from time to time in one or more series under the indentures. The indentures give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indentures that may be important to you before investing in our debt securities.

General Terms of the Indentures

The indentures do not limit the amount of debt securities that we may issue. They provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the aggregate principal amount;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

11

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of denomination and payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	any provisions for the remarketing of the debt securities;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	whether and under what circumstances the Issuer will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;

•	if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

•	any deletion from, modification of or addition to the definitions, events of default, defeasance provisions, covenants or other provisions with respect to the debt securities of such series;

•	if the debt securities of the series are to be secured by any of our assets or properties;

•	if the debt securities are to be guaranteed by any other entity; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of each of our subsidiaries, except with respect to a subsidiary that guarantees the debt securities.

Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without the consent of any holder.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsubordinated debt.

12

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. Subordinated Debt Securities may be either subordinated debt (subordinated to all of our other debt) or senior subordinated debt (senior to other subordinated debt but junior to senior debt). We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt. If the subordinated debt securities are guaranteed by any of the subsidiaries of Smart Balance, Inc., then the guarantees will be subordinated on like terms.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Smart Balance, Inc. specified in the prospectus supplement will fully and unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series and all other obligations of Smart Balance, Inc. under the indenture when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the senior indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the senior indebtedness of Smart Balance, Inc.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (1) either (a) we will be the continuing corporation or (b) the successor or person to which our assets are transferred or leased is a corporation, limited liability company, partnership or other entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indentures, (2) if we are not the continuing corporation, then each guarantor, unless it has become the successor company, shall confirm that its guarantee shall continue to apply to the obligations under the debt securities and this indenture and (3) immediately after giving effect to such transaction, no default or event of default under the indentures shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indentures, we shall be discharged from all our obligations under the debt securities and the indentures, except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indentures, means any of the following:

13

•	failure to pay interest for 30 days after the date payment is due and payable; provided that an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant for 90 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization of an issuer or any guarantor of the debt securities of that series;

•	if that series is guaranteed by any subsidiary of Smart Balance, Inc., the guarantee ceases to be in full force and effect in any material respect(except as provided in the indenture), is declared null and void or the guarantor disaffirms its guarantee; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officer’s certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indentures. If an Event of Default (other than an Event of Default relating to events in bankruptcy, insolvency or reorganization) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities, and any accrued interest, of that series to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul the above-described declaration and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indentures impose limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indentures unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

We will be required to file annually with the trustee a certificate, signed by one of the principal executive officer, the principal financial officer or the principal accounting officer of Smart Balance, Inc., stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indentures.

14

Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, we may discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified by an independent accounting firm to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may defease our obligations under the indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

The indentures provide that we, any guarantors and the trustee may enter into supplemental indentures without the consent of any holders of debt securities to:

•	secure any debt securities and/or the guarantees;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection or benefit of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures or make any other change to the indentures which is not adverse to the holders of debt securities in any material respect;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	comply with SEC requirements to effect or maintain the qualification of the indentures under the Trust Indenture Act; and

•	to add one or more guarantees under the indentures or release a guarantee pursuant to the indentures.

The indentures also provide that we, any guarantors and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of any series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indentures or modify in any manner the rights of the holders of the debt securities of that series. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

15

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Debt Securities in a manner adverse to the holders of those securities;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due or, if the debt securities provide therefor, any right of repayment at the option of the holders; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indentures.

Concerning the Trustee

The indentures provide that there may be more than one trustee under the indentures, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indentures separate and apart from the trust administered by any other trustee under the indentures. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indentures. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, NY.

The indentures contain limitations on the right of the trustee, should it become a creditor of Smart Balance or a guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee, as required by the Trust Indenture Act.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indentures, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indentures provide that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee. The trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under the indentures. In no event shall the trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever irrespective of whether the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indentures provide that no incorporator and no past, present or future stockholder, officer or director, of us or any guarantor or any successor corporation thereof in their capacity as such shall have any individual liability for any of our or any guarantor’s obligations, covenants or agreements under the debt securities or the indentures.

Governing Law

The indentures, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

16

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee; or

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indentures.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

17

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Smart Balance, the trustee or any other agent of Smart Balance or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

18

DESCRIPTION OF WARRANTS

General

We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or common stock.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, including the forms of certificates representing the warrants reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed in a document incorporated by reference into the applicable prospectus supplement.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the applicable warrant agreements and warrant certificates, including the definitions therein of certain terms, which will be filed with the SEC as exhibits to the applicable prospectus supplement.

Debt Warrants

General.  Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	call provisions of such debt warrants, if any; and

•	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

19

Exercise of Debt Warrants.  Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Stock Warrants

General.  Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:

•	the type and number of shares of preferred stock or common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;

•	the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;

•	the offering price of such stock warrants, if any;

•	the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;

•	the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;

•	a discussion of the material United States federal income tax considerations applicable to the ownership or exercise of stock warrants;

•	call provisions of such stock warrants, if any;

•	any other terms of the stock warrants;

•	anti-dilution provisions of the stock warrants, if any; and

•	information relating to any preferred stock purchasable upon exercise of such stock warrants.

The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.

Exercise of Stock Warrants.  Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

20

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities.

We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the shareholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, to the extent necessary or required for the particular transaction, which will be filed with the SEC if such certificate or agreement is required. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

General Terms of the Subscription Rights

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each security holder;

•	the number and terms of the common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

21

PLAN OF DISTRIBUTION

General

We and any selling security holder may sell the securities covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of securities may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We and any selling security holder may offer securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us and/or any selling security holder, as applicable, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

22

If we or any selling security holder use an underwriter or underwriters in the sale of particular securities, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by us or any selling security holder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us or any selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We and any selling security holder may also sell securities from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

We or any selling security holder may sell securities directly to purchasers. In this case, we and they may not engage underwriters or agents in the offer and sale of such shares.

Any selling security holder and any underwriters, broker-dealers or agents that participate in the sale of any securities of such selling security holder may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn from such transaction may be underwriting discounts and commissions under the Securities Act. Any selling security holder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any such selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling security holder.

Indemnification

We and any selling security holder may enter agreements under which underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us and/or any such selling security holder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

General

Each series of offered securities will be a new issue, and other than our common stock, which is listed on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so.

23

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated balance sheets of Smart Balance Inc. and its subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, have been audited by Ehrhardt Keefe Steiner & Hottman PC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The balance sheet of Udi’s Healthy Foods, LLC as of December 31, 2011, and the related statements of operations, members’ capital and cash flows for the year ended December 31, 2011, have been audited by Katz, Sapper & Miller, LLP, independent public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-33595) (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offerings under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 6, 2012;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, filed on May 3, 2012 and August 2, 2012, respectively;

•	our Current Reports on Form 8-K filed on January 6, 2012, January 20, 2012, February 23, 2012, April 4, 2012, May 3, 2012, May 25, 2012, June 1, 2012, June 18, 2012, July 2, 2012, as amended, September 10, 2012, August 2, 2012 and October 2, 2012;

•	our definitive proxy statement dated April 5, 2012 for our annual meeting of stockholders held on May 23, 2012;

•	the description of our common stock contained in our Form 8-A registration statement filed with the SEC on July 16, 2007, including any amendment or report filed for the purpose of updating that description.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Smart Balance, Inc.
115 West Century Road – Suite 260
Paramus, New Jersey 07652
Attention: Investor Relations
Telephone: (201) 568-9300

24

You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 under the Securities Act we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the NASDAQ Global Market (NASDAQ: SMBL). General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.smartbalance.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$	*
FINRA filing Fee		**
Accounting fees and expenses		**
Legal fees and expenses		**
Trustee fees		**
Printing and engraving expenses		**
Miscellaneous expenses		**
Total	$	*

*	Deferred in accordance with Rule 456(b) of the Securities Act, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, as amended.

**	The amount of these expenses is not presently known.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant is required to advance expenses to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may advance expenses to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

II-1

The Registrant’s restated certificate of incorporation contains similar provisions providing for the indemnification of its directors and officers and other employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant’s board of directors has approved a form of indemnification agreement for its directors and officers. Each of our current directors and officers has entered into, and we expect that our future directors and officers will enter into, indemnification agreements substantially in that form to give the Registrant’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the Registrant’s restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its current and future directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Smart Balance, Inc. and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

In connection with an offering of the securities registered hereunder, the Registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index page hereof, which is incorporated by reference into this Item 16.

Item 17.   Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-2

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Part II, Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)          The Undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Paramus, New Jersey, on this 7th day of November, 2012.

SMART BALANCE, INC.

By:
Name:
Title:

II-5

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen B. Hughes, Christine Sacco and Norman J. Matar, and each of them (with full power to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Stephen B. Hughes	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2012
Stephen B. Hughes

/s/ Christine Sacco	Chief Financial Officer (Principal Financial Officer)	November 7, 2012
Christine Sacco

/s/ Christina Calabrese	Chief Accounting Officer (Principal Accounting Officer)	November 7, 2012
Christina Calabrese

/s/ Dean Hollis	Director	November 7, 2012
Dean Hollis

/s/ William E. Hooper	Director	November 7, 2012
William E. Hooper

/s/ Gerald J. Laber	Director	November 7, 2012
Gerald J. Laber

/s/ James B. Leighton	Director	November 7, 2012
James B. Leighton

/s/ James E. Lewis	Director	November 7, 2012
James E. Lewis

/s/ Thomas K. McInerney	Director	November 7, 2012
Thomas K. McInerney

II-6

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Restated Certificate of Incorporation of Smart Balance, Inc. (field as Exhibit 4.1 to the Company’s current report on Form 8-K filed with the SEC on May 25, 2007 and incorporated by reference herein).

3.2**	Amended and Restated Bylaws of Smart Balance, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on September 29, 2011 and incorporated by reference herein).

4.1**	Specimen Common Stock Certificate of Smart Balance, Inc. (filed as Exhibit 4.1 to Amendment No. 1 to the Company’s registration statement on Form S-1 filed with the SEC on August 26, 2005 and incorporated by reference herein).

4.2	Form of Senior Debt Securities Indenture.

4.3	Form of Subordinated Debt Securities Indenture.

4.4*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).

4.5*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).

4.6*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).

4.7*	Form of Senior Note.

4.8*	Form of Subordinated Note.

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of the securities.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Katz, Sapper & Miller, LLP

23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility for the Senior Debt Securities Indenture.

25.2	Form T-1 Statement of Eligibility for the Subordinated Debt Securities Indenture.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, including any Current Report on Form 8-K, and incorporated herein by reference if necessary or required by the transaction.
**	Previously filed.

II-7